                     DISTRIBUTION RELATED SERVICES AGREEMENT

                                                                January 30, 1995


Mitchell Hutchins Asset Management Inc.
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

                  Kidder, Peabody Investment Trust (the "Trust") confirms its agreement with Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins") implementing the terms of the amended and restated shareholder servicing and distribution plan dated as of December 16, 1992 (the "Plan") adopted by the Trust with respect to the Class B shares (the "Class B shares") of Kidder, Peabody Global Equity Fund (the "Fund"), a series of the Trust, pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), as follows:

                  Section 1.  Compensation and Services to be Rendered.

                  (a) The Trust will pay Mitchell Hutchins an annual fee in connection with distribution related services provided with respect to the Class B shares of the Fund. The annual fee paid to Mitchell Hutchins under this Agreement will be calculated daily and paid monthly by the Trust at the annual rate of .75% of the value of the average daily net assets of the Fund.

                  (b) The annual fee will be used by Mitchell Hutchins to provide initial and ongoing sales compensation to its registered representatives in respect of sales of Class B shares of the Fund; costs of printing and distributing the Fund's Prospectus, Statement of Additional Information and sales literature to prospective investors that are attributable to sales of the Class B shares of the Fund; costs associated with any advertising relating to Class B shares of the Fund; an allocation of overhead and other Mitchell Hutchins branch office expenses related to the distribution of Class B shares of the Fund; and payments to, and expenses of, persons who provide support services in connection with the distribution of the Class B shares of the Fund.

                  Section 2.  Approval by Trustees.

                  This Agreement will not take effect until approved by a majority vote of both (a) the full Board of Trustees of the Trust



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and (b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in this Agreement (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Agreement.

                  Section 3.  Continuance of the Plan.

                  This Agreement will continue in effect from year to year so long as its continuance is specifically approved annually by vote of the Trust's Board of Trustees in the manner described in Section 2 above.

                  Section 4.  Termination.

                  (a) This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities represented by the Class B shares of the Fund on not more than 30 days' written notice to Mitchell Hutchins.

                  (b) This Agreement will terminate automatically in the event of its assignment.

                  Section 5.  Selection of Certain Trustees.

                  While this Agreement is in effect, the selection and nomination of the Trust's Trustees who are not interested persons of the Trust will be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

                  Section 6.  Written Reports.

                  Mitchell Hutchins agrees that, in each year during which this Agreement remains in effect, Mitchell Hutchins will prepare and furnish to the Trust's Board of Trustees, and the Board will review, at least quarterly, written reports, complying with the requirements of the Rule, that set out the amounts expended under this Agreement and the purposes for which those expenditures were made.

                  Section 7.  Meaning of Certain Terms.

                  As used in this Agreement, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Trust under the 1940 Act by the Securities and Exchange Commission.




                                       -2-


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                  Section 8.  Filing of Declaration of Trust.

                  The Trust represents that a copy of its Declaration of Trust dated as of March 28, 1991, as amended from time to time (the "Declaration of Trust"), is on file with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk.

                  Section 9.  Limitation of Liability.

                  The obligations of the Trust under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Trust as provided in the Declaration of Trust. No series of the Trust, including the Fund, will be liable for any claims against any other series.

                  Section 10.  Dates.

                  This Agreement has been executed by the Trust with respect to the Fund as of January 30, 1995 and will become effective as of that date.

                                    * * * * *

                  If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                         Very truly yours,

                                         KIDDER, PEABODY INVESTMENT TRUST


                                          By:     ROBERT B. JONES
                                            -----------------------------------


Accepted:

MITCHELL HUTCHINS ASSET MANAGEMENT INC.


By:     DIANNE E. O'DONNELL
   -------------------------------------

                                       -3-
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

                     DISTRIBUTION RELATED SERVICES AGREEMENT

                                                                January 30, 1995


Mitchell Hutchins Asset Management Inc.
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

                  Kidder, Peabody Investment Trust (the "Trust") confirms its agreement with Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins") implementing the terms of the amended and restated shareholder servicing and distribution plan dated as of December 16, 1992 (the "Plan") adopted by the Trust with respect to the Class A shares (the "Class A shares") and Class B shares (the "Class B shares") of Kidder, Peabody Asset Allocation Fund (the "Fund"), a series of the Trust, pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), as follows:

                  Section 1.  Compensation and Services to be Rendered.

                  (a) The Trust will pay Mitchell Hutchins an annual fee in connection with distribution related services provided with respect to the Class B shares of the Fund. The annual fee paid to Mitchell Hutchins under this Agreement will be calculated daily and paid monthly by the Trust at the annual rate of .75% of the value of the average daily net assets of the Fund.

                  (b) The annual fee, with respect to the Class B shares will be used by Mitchell Hutchins to provide initial and ongoing sales compensation to its registered representatives in respect of sales of Class B shares of the Fund; costs of printing and distributing the Fund's Prospectus, Statement of Additional Information and sales literature to prospective investors that are attributable to sales of the Class B shares of the Fund; costs associated with any advertising relating to Class B shares of the Fund; an allocation of overhead and other Mitchell Hutchins branch office expenses related to the distribution of Class B shares of the Fund; and payments to, and expenses of, persons who provide support services in connection with the distribution of the shares of the Class B.







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



                  Section 2.  Approval by Trustees.

                  This Agreement will not take effect until approved by a majority vote of both (a) the full Board of Trustees of the Trust and (b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in this Agreement (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Agreement.

                  Section 3.  Continuance of the Plan.

                  This Agreement will continue in effect from year to year so long as its continuance is specifically approved annually by vote of the Trust's Board of Trustees in the manner described in Section 2 above.

                  Section 4.  Termination.

                  (a) This Agreement may be terminated at any time, with respect to the Class B without the payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities represented by the Class B shares of the Fund on not more than 60 days' written notice to Mitchell Hutchins.

                  (b) This Agreement will terminate automatically in the event of its assignment.

                  Section 5.  Selection of Certain Trustees.

                  While this Agreement is in effect, the selection and nomination of the Trust's Trustees who are not interested persons of the Trust will be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

                  Section 6.  Written Reports.

                  Mitchell Hutchins agrees that, in each year during which this Agreement remains in effect, Mitchell Hutchins will prepare and furnish to the Trust's Board of Trustees, and the Board will review, at least quarterly, written reports, complying with the requirements of the Rule, that set out the amounts expended under this Agreement and the purposes for which those expenditures were made.

                  Section 7.  Meaning of Certain Terms.

                  As used in this Agreement, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act and the rules and regulations under the 1940 Act,

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



subject to any exemption that may be granted to the Trust under the 1940 Act by the Securities and Exchange Commission.

                  Section 8.  Filing of Declaration of Trust.

                  The Trust represents that a copy of its Declaration of Trust dated as of March 28, 1991, as amended from time to time (the "Declaration of Trust"), is on file with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk.

                  Section 9.  Limitation of Liability.

                  The obligations of the Trust under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Trust as provided in the Declaration of Trust. No series of the Trust, including the Fund, will be liable for any claims against any other series.

                  Section 10.  Dates.

                  This Agreement has been executed by the Trust with respect to the Fund as of January 30, 1995 and will become effective as of that date.

                                    * * * * *

                  If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                            Very truly yours,

                                            KIDDER, PEABODY INVESTMENT TRUST


                                          By:     ROBERT B. JONES
                                               --------------------------------

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


Accepted:

MITCHELL HUTCHINS ASSET MANAGEMENT INC.


By:     DIANNE E. O'DONNELL
   -------------------------------------

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